UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 4, 2008

PHARMACOPEIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50523	51-0418085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 5350, Princeton, New Jersey		08543-5350
(Address of principal executive offices)		(Zip Code)

(609) 452-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01         Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 4, 2008, Pharmacopeia, Inc. (the “Company”) received a notice from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company had not regained compliance with Marketplace Rule 4450(b)(1)(A), requiring a minimum $50 million market value of listed securities for continued inclusion on The Nasdaq Global Market, during the time period previously provided by Nasdaq.  The notice further states that the Company does not meet the alternative continued listing requirement in Marketplace Rule 4450(a), which requires, among other things, stockholders’ equity of at least $10 million.  Therefore, the Company’s securities are subject to delisting from The Nasdaq Global Market at the opening of business on November 13, 2008, unless the Company timely requests a hearing before a Nasdaq Listing Qualifications Panel (“Panel”).  The Company intends to request a hearing before a Panel, which will automatically stay the delisting of the Company’s common stock pending the issuance of the Panel’s decision after the hearing.  The Company plans to exercise diligent efforts to maintain the listing of its common stock on The Nasdaq Global Market, but there can be no assurance that it will be successful in doing so.

There can be no assurance that the Panel will grant the Company’s request for continued listing on The Nasdaq Global Market.  Alternatively, the Company may apply to have its listing transferred to The Nasdaq Capital Market, provided that it satisfies the requirements for continued listing on that market at the time of transfer.   There can be no assurance that the Company’s common stock will be approved for listing on The Nasdaq Capital Market.

As announced on October 3, 2008, the Company received a notice from Nasdaq indicating that the Company was not in compliance with the continued listing requirements of The Nasdaq Global Market under Marketplace Rule 4450(b)(1)(A).  The notice further stated that the Company was also not in compliance with the alternative test under Marketplace Rule 4450(b)(1)(B), which requires total assets and total revenue of $50 million each for the most recently completed fiscal year or two of the last three most recently completed fiscal years.  In accordance with Marketplace Rule 4450(e)(4), the Company was provided a period of 30 calendar days to regain compliance with the Rule.

On September 24, 2008, the Company entered into an Agreement and Plan of Merger with Ligand Pharmaceuticals Incorporated (“Ligand”), Margaux Acquisition Corp., a wholly owned subsidiary of Ligand (“Merger Sub 1”) and Latour Acquisition, LLC, a wholly owned subsidiary of Ligand (“Merger Sub 2”), pursuant to which the Company will merge with and into Merger Sub 1, with the Company continuing as the surviving entity (the “Intermediate Surviving Corporation”) and immediately thereafter, the Intermediate Surviving Corporation will merge with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity.

Additional Information and Where to Find It

On October 20, 2008, Ligand filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, which included a proxy statement of the Company and other relevant materials in connection with the proposed transaction. The proxy statement, once finalized, will be mailed to the stockholders of the Company. Investors and security holders of the Company are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about Ligand, the Company and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any other documents filed by Ligand or the Company with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Ligand by going to Ligand’s Investor Relations website at www.ligand.com. Investors and security holders may obtain free copies of the documents filed with the SEC by the Company by going to the Company’s Investor Relations page on its corporate website at www.pharmacopeia.com. Investors and security holders of the Company are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in favor of the proposed transaction. Information about the Company’s executive officers and directors and their ownership of Company common stock is set forth in the proxy statement for the Company’s 2008 annual meeting of stockholders, which was filed with the SEC on March 24, 2008. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the proposed transaction by reading the proxy statement regarding the merger, which will be filed with the SEC.

Ligand and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in favor of the proposed transaction. Information concerning Ligand’s directors and executive officers is set forth in Ligand’s proxy statement for its 2008 annual meeting of stockholders, which was filed with the SEC on April 29, 2008, the annual report on Form 10-K filed with the SEC on March 5, 2008 and the current report on Form 8-K filed with the SEC on August 4, 2008.

Item 8.01         Other Events.

On November 7, 2008, the Company issued a press release regarding the matters described in Item 3.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number

	99.1	Press Release dated November 7, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACOPEIA, INC.

	By:	/s/ Stephen C. Costalas
Stephen C. Costalas, Executive Vice President, Corporate Development, General Counsel and Secretary

Date: November 7, 2008

Exhibit Index

Exhibit No.	Document Description
99.1	Press Release dated November 7, 2008